UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

Restaurant Brands International Limited Partnership

130 King Street West

Suite 300

Toronto, Ontario M5X 1E1

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On January 23, 2019, Restaurant Brands International Inc. (the “Company”) announced certain preliminary operational metrics for the quarter ended December 31, 2018 and for the year ended December 31, 2018. A copy of the press release is furnished as Exhibit 99 hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) & (e)

Chief Executive Officer Transition and Designation of Executive Chairman

On January 23, 2019, the Company announced that Daniel S. Schwartz, the Company’s Chief Executive Officer, is transitioning, effective as of such date, to the newly created role of Executive Chairman of the Company. In addition, in recognition of the valuable advice and counsel that Mr. Schwartz has provided the Company, the Company’s Board of Directors has requested that Mr. Schwartz continue to serve as a director on the Board and, effective immediately, serve as Co-Chairman of the Board along with Alexandre Behring. In his role as Executive Chairman of the Company and Co-Chairman of the Board, Mr. Schwartz will remain deeply involved with the Company and will continue to focus on talent acquisition, capital allocation and major strategic initiatives of the Company.

The Company also announced that, effective January 23, 2019, the Board appointed José E. Cil to succeed Mr. Schwartz as Chief Executive Officer. Mr. Cil has held the position of President, Burger King since December 2014. Mr. Cil, 49, previously served in various roles at Burger King Worldwide and its predecessor. Additional biographical information for Mr. Cil can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2017 filed on February 23, 2018, and is incorporated by reference herein.

In connection with his appointment as Chief Executive Officer, the Board approved an increase to Mr. Cil’s annual salary from $600,000 to $800,000, and an increase to his annual target bonus opportunity from 200% to 300% of his annual salary. In addition, the Company will enter into tri-party Employment and Post Covenants Agreements (the “Tri-Party Agreements”) with Mr. Cil and two of the Company’s subsidiaries, Burger King Corporation (“BKC”) and The TDL Group Corp (“TDL”) in the form previously approved by the Board for all similarly situated Company officers reflecting such compensation terms. A description of the Tri-Party Agreements is set forth in the Proxy Statement on Schedule 14A filed on April 27, 2018. Mr. Schwartz will continue to receive his current compensation package for services in his new role through September 30, 2019, except that he will not be eligible to receive an annual bonus for 2019 which would have been paid in early 2020. In connection with the transition, Mr. Schwartz’s existing Employment and Post Covenants Agreements with the Company, BKC and TDL, each dated February 9, 2015 (the “Schwartz Agreements”), will be amended to reflect the newly approved terms. All other terms of the Schwartz Agreements, as previously disclosed, will remain in effect until September 30, 2019, at which time Mr. Schwartz will continue as Co-Chairman of the Board but will no longer be employed by the Company.

Appointment of Chief Operating Officer

On January 23, 2019, the Company also announced the appointment of Joshua Kobza to serve as the Company’s Chief Operating Officer, effective immediately. Mr. Kobza, 32, has held the position of Chief Technology and Development Officer of the Company since January 2018 and prior to that, as Chief Financial Officer of the Company since December 2014. Additional biographical information for Mr. Kobza can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2017 filed on February 23, 2018, and is incorporated by reference herein. In connection with his appointment as Chief Operating Officer, the Board approved an increase to Mr. Kobza’s annual salary from $600,000 to $650,000 and an increase to his annual target bonus opportunity from 200% to 250% of his annual salary. Mr. Kobza’s existing Employment and Post Covenants Agreements with the Company, BKC and TDL, each dated February 9, 2015 (the “Kobza Agreements”) will be amended to reflect his new role as well as his new compensation package. All other terms of the Kobza Agreements, as previously disclosed, remain in effect.

There are no arrangements or understandings between either Mr. Cil or Mr. Kobza and any other persons pursuant to which Mr. Cil was selected as the Chief Executive Officer of the Company or Mr. Kobza was selected as the Chief Operating Officer of the Company. There are no family relationships between Mr. Cil or Mr. Kobza and any director or executive officer of the Company and neither Mr. Cil nor Mr. Kobza has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Item 7.01.	Regulation FD.

On January 23, 2019, the Company issued a press release announcing (i) certain preliminary operational metrics, (ii) the transition and appointments reported in this report and (iii) the declaration of a dividend. A copy of the press release is attached hereto as Exhibit 99, which is incorporated in this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99	Press release issued by the Company on January 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

/s/ Jill Granat
Date: January 23, 2019	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary